SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

Human Genome Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TABLE OF CONTENTS

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS WHOSE TERM WILL EXPIRE IN 2008
PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION AND OTHER MATTERS
ADDITIONAL INFORMATION
HUMAN GENOME SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 25, 2005

To the Stockholders of Human Genome Sciences, Inc.:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), will be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 25, 2005 at 9:30 a.m., local time, for the following purposes:

1.	To elect two directors for a three-year term ending in 2008.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

3.	To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.
      The Board of Directors of the Company has fixed the close of business on April 11, 2005 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.
      Your attention is directed to the attached Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2004.

By Order of the Board of Directors,

James H. Davis, Secretary
Rockville, Maryland
April 26, 2005
EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HUMAN GENOME SCIENCES, INC.
14200 Shady Grove Road
Rockville, Maryland 20850

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 25, 2005 at 9:30 a.m., local time, and at any adjournment or postponement thereof.
Solicitation
      The solicitation is being made primarily by the use of the mails, but directors, officers and employees of the Company may also engage in the solicitation of proxies by telephone. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in soliciting proxies. Georgeson Shareholder Communications, Inc. will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $7,000 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by the Company. Other than the compensation of Georgeson Shareholder Communications, Inc., no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.
      This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April 26, 2005.
Revocation of Proxies
      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of April 11, 2005 in order to vote personally at the Annual Meeting.
Quorum and Voting Requirements
      The close of business on April 11, 2005 has been fixed by the Board of Directors of the Company as the record date (the “Record Date”) for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 130,624,887 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or 65,312,444 shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority.
      Directors are elected by a plurality and the two nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. On all other matters, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.
      All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors, (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by writing the number designating such nominee’s name on the proxy in the space provided. A stockholder may, with respect to each other matter specified in the notice of the meeting, (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) “ABSTAIN” from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given on a validly signed and returned proxy, the shares will be voted FOR the election of the named director nominees and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.
      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the ownership of Common Stock of the Company as of March 31, 2005, unless otherwise indicated, by (1) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer of the Company, including those named in the Summary Compensation Table and (4) all directors and executive officers of the Company as a group.

	Number of
Name and Address of Beneficial Owner(1)	Shares Owned	Percent Owned

FMR Corp.	12,755,010(2)	9.8	%(2)
82 Devonshire Street
Boston, Massachusetts 02109

Wellington Management Company, LLP	11,312,870(3)	8.7	%(3)
75 State Street
Boston, Massachusetts 02109

Sid R. Bass Management Trust	10,075,350(4)	7.7	%(4)
201 Main Street, Ste. 2600
Fort Worth, Texas 76102

T. Rowe Price Associates, Inc.	8,617,692(5)	6.5	%(5)
100 E. Pratt Street
Baltimore, Maryland 21202

OrbiMed Advisors LLC	8,379,100(6)	6.4	%(6)
767 Third Avenue, 30th Floor
New York, New York 10017

AXA Financial, Inc.	8,174,021(7)	6.3	%(7)
1290 Avenue of the Americas
New York, New York 10104

Directors, Nominees and Executive Officers

H. Thomas Watkins	166,000(8)	*
Susan Bateson McKay	444,826(9)	*
Richard J. Danzig	71,512(10)	*
James H. Davis, Ph.D., J.D.	1,204,120(11)	*
Jürgen Drews, M.D.	120,012(12)	*
Kathryn E. Falberg	13,999(13)	*
Argeris (Jerry) N. Karabelas, Ph.D.	53,011(14)	*
Augustine Lawlor	15,310(15)	*
Max Link, Ph.D.	74,336(16)	*
Steven C. Mayer	1,224,020(17)	*
Craig A. Rosen, Ph.D.	2,126,193(18)	1.6%
David C. Stump, M.D.	924,120(19)	*
William D. Young	25,336(20)	*
William A. Haseltine, Ph.D.	7,063,548(21)	5.2%
All 14 directors and executive officers as a group	13,526,343(22)	9.6%

*	Percentage is less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)	As reported on an Amended Schedule 13G filed on February 14, 2005 by FMR Corp. (“FMR”), Edward C. Johnson 3d, Chairman and principal shareholder of FMR (“Mr. Johnson”) and Abigail P. Johnson, a director and principal shareholder of FMR (“Ms. Johnson”), the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”) and Fidelity Growth Company Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.

(3)	As reported on an Amended Schedule 13G filed by Wellington Management Company, LLP and certain of its affiliated entities on February 14, 2005. In some cases the entities have shared voting and/or investment power over their respective shares of the Company’s Common Stock.

(4)	As reported on an Amended Schedule 13G filed on February 11, 2005 by the Sid R. Bass Management Trust, consisting of 13 related and affiliated entities.

(5)	As reported on a Schedule 13G filed on February 14, 2005 by T. Rowe Price Associates, Inc. and certain of its affiliated entities. In some cases the entities have shared voting power.

(6)	As reported on an Amended Schedule 13G filed by OrbiMed Advisors LLC and one of its affiliated entities on February 14, 2005. The entities have shared voting power over their respective shares of the Company’s Common Stock.

(7)	As reported on a Schedule 13G filed by AXA Financial, Inc. and certain of its affiliated entities on February 14, 2005. In some cases the entities share voting and/or investment power with other entities in the group.

(8)	Includes 156,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 1,094,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(9)	Includes 428,476 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 190,396 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(10)	Includes 64,012 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 31,988 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(11)	Includes 1,201,120 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 230,910 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Voting and investment power shared with respect to 3,000 shares of Common Stock.

(12)	Includes 120,012 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 31,988 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(13)	Includes 13,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 34,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(14)	Includes 53,011 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 42,989 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(15)	Includes 13,999 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 34,001 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(16)	Includes 49,336 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 22,664 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(17)	Includes 1,127,356 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 28,000 shares held by Mr. Mayer’s wife, as to which Mr. Mayer shares investment and voting power, and 2,895 shares held by an adult child of Mr. Mayer as to which Mr. Mayer shares investment but not voting power. Does not include 230,910 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(18)	Includes 1,856,196 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 104,000 shares of Common Stock held in trust for Dr. Rosen’s minor children and 24,568 shares held by Dr. Rosen’s wife, as to which Dr. Rosen disclaims beneficial ownership. Does not include 513,544 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(19)	Includes 919,544 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 245,890 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Voting and investment power shared with respect to 4,576 shares of Common Stock.

(20)	Includes 25,336 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 38,664 shares issuable upon exercise of options that are not exercisable within 60 days.

(21)	Includes 4,190,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Dr. Haseltine resigned as Chief Executive Officer and Chairman of the Board of the Company effective October 17, 2004.

(22)	Includes 10,218,397 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 2,741,945 shares issuable upon exercise of options that are not exercisable within 60 days.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1.     ELECTION OF DIRECTORS WHOSE TERM WILL EXPIRE IN 2008
      Drs. Link and Rosen have a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Each of these directors has been nominated for a three-year term expiring at the annual meeting of stockholders in 2008 and until their successors shall be elected and qualified. Ms. Atkins has declined to stand for re-election.
      The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.
      Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.
Nominees for Director for a Three-Year Term Expiring at the 2008 Annual Meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Max Link, Ph.D.	64	1995	Member of the Audit, Executive and Compensation Committees of the Company. Designated as lead independent director. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. From March 2001 until September 2003, he served as Chairman and subsequently CEO of Centerpulse, Ltd. (previously Sulzer Medica). He served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange Limited, Dr. Link held a number of positions within Sandoz Pharma Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993. Dr. Link currently serves on the Boards of Directors of Access Pharmaceuticals, Inc.; Alexion Pharmaceuticals, Inc.; Cell Therapeutics, Inc.; Celsion Corporation; CytRx; Discovery Laboratories, Inc.; and Protein Design Labs, Inc. Dr. Link received his doctorate in Economics from the University of St. Gallen.

Craig A. Rosen, Ph.D.	47	1992	President and Chief Scientific Officer and Director of the Company. Employed by the Roche Institute of Molecular Biology from 1987 to December 1992, serving as Chairman of the Department of Gene Regulation from 1991 to December 1992 and in varying positions in the Department of Molecular Oncology and Virology from 1987 to 1991. Member of the Board and Chairman of the Scientific Advisory Council for the American Foundation for AIDS Research from 1990 to 1995 and serves on the Scientific Advisory Boards for the Wistar Institute and the Institute for Human Virology. Author of approximately 130 publications and an editorial board member of several scientific publications.
The Board of Directors recommends a vote FOR
election of the Directors whose term will expire in 2008.

Directors whose term will expire at the 2006 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

H. Thomas Watkins	52	2004	Chief Executive Officer, Director and member of the Executive Committee of the Company. From September 1998 to August 2004, served as President of TAP Pharmaceutical Products, Inc. Employed by Abbott Laboratories from September 1985 to August 1998 in various positions in the Pharmaceutical Products Division, Diagnostics Division and HealthSystems Division. Mr. Watkins serves as a Member of the Advisory Board for the School of Business Administration at the College of William & Mary. Serves as a Director of the Lake Forest Hospital Foundation. Mr. Watkins holds a masters degree in Business Administration from the University of Chicago Graduate School of Business and a bachelors degree in Business Administration from the College of William & Mary.

Augustine Lawlor	48	2004	Member of the Executive and Audit Committees of the Company. Mr. Lawlor is a Managing Director with HealthCare Ventures LLC. Prior to joining Health Care Ventures in 2000, Mr. Lawlor served as Chief Operating Officer of LeukoSite from 1997 to 2000. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology. He was previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technology. Mr. Lawlor serves on the Board of Directors of a number of private companies, including: Dynogen Pharma, Inc.; GlobeImmune, Inc.; NuVios, Inc.; Replidyne, Inc.; Upstate Group, Inc.; U.S. Genomics, Inc.; VaxInnate, Corp.; and the Slater Center for Biomedical Technology. He received a B.A. degree from the University of New Hampshire, where he was elected to Phi Beta Kappa, and received a masters degree in management from Yale University.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

William D. Young	60	2003	Member of the Executive Committee of the Company. Mr. Young has served as Chairman of the Board and CEO of ViroLogic, Inc. since 1999. From 1980 until 1999, he was employed at Genentech, Inc., most recently as Chief Operating Officer. As COO at Genentech, Mr. Young was responsible for all of the company’s development, operations and commercial functions. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. In addition to ViroLogic, Mr. Young serves on the Boards of Directors of Biogen IDEC, Inc. and Therevance, Inc. He received his BS in chemical engineering from Purdue University and his MBA from Indiana University. In 1993, he was elected to membership in the National Academy of Engineering division of the National Academy of Sciences for his contributions to the development of manufacturing technology for biotechnology-based drug products, and in 2000 Purdue University awarded him an Honorary Doctorate of Engineering.

Directors whose term will expire at the 2007 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Argeris (Jerry) N. Karabelas, Ph.D.	52	2002	Chairman of the Board and member of the Executive and Compensation Committees of the Company. Partner of Care Capital LLC since 2001. Founder and Chairman of Novartis BioVenture Fund from 2000 to 2001; Head of Healthcare and CEO of Worldwide Pharmaceuticals at Novartis, AG from 1998 to 2000; Executive Vice-President, Pharmaceuticals at SmithKline Beecham from 1997 to 1998; President, North American Pharmaceuticals at SmithKline Beecham from 1993 to 1997; Vice President of U.S. Marketing, SmithKline Beecham, from 1990 to 1993. Dr. Karabelas is a visiting Committee Member of MIT Health Studies & Technology, a Director of SkyePharma PLC, Chairman of Nitromed, Inc., Chairman of Renovo PLC, a Director of Anadys, Inc., Chairman of Acura Pharmaceuticals, Inc., Chairman of Vanda Pharmaceuticals Inc., a Director of the International Partnership for Microbicides, Chairman of Inoteck, Inc., and a Trustee of the Fox Chase Cancer Center.

Richard J. Danzig	60	2001	Member of the Nominating and Corporate Governance Committee of the Company. Consultant to The Defense Advanced Research Project Agency on biological terrorism. Chairman of the Board of the Center for Strategic and Budgetary Assessments since June 2001. Nunn Prize Fellow at the Center for Strategic and International Analysis and Senior Fellow at the Center for Naval Analyses. Serves on the Boards of Directors of National Semiconductor Corporation and Saffron Hill Ventures, and as a member of the Board of Governors and the Board of Directors of Public Agenda and the Partnership for Public Service. Served as Secretary of the Navy from 1998 to 2001 and as Under Secretary of the Navy from 1993 to 1997. Traveling Fellow of the Center for International Political Economy and an Adjunct Professor at Syracuse University’s Maxwell School of Citizenship & Public Affairs between 1997 and 1998. A partner in the law firm of Latham and Watkins from 1981 to 1993.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Jürgen Drews, M.D.	71	1998	Member of the Nominating and Corporate Governance Committee of the Company. Chairman and partner of International Biomedicine Management Partners, Basel, Switzerland, from 1997 to 2001. Managing Partner of Bear Stearns Health Innoventures from 2001 to 2004. Member of the Executive Committee of the Roche Group, Hoffman-La Roche, Inc., from 1986 until his retirement in 1998. Dr. Drews also served as President, Global Research for the Roche Group from 1996 until 1998. He was President, International Research and Development at the Roche Group from 1991 until 1996. Before joining Roche in 1985, Dr. Drews was Head of International Pharmaceutical Research and Development of Sandoz, Ltd. in Basel, Switzerland. Dr. Drews serves as Chairman of the Board of Directors of Genaissance Pharmaceuticals Inc. and is a Director of MorphoSys GmbH as well as Genomics Pharmaceutical Company (GPC Biotech AG), both in Munich, Germany. Dr. Drews also serves on the Supervisory Board of Te Genero, a private equity firm in Germany.

Kathryn E. Falberg	44	2004	Member of the Audit Committee of the Company. Ms. Falberg joined Amgen Inc., a global biotechnology company, in 1995 as Treasurer, and served as Senior Vice President, Finance, and Chief Financial Officer from 1998 to 2001. Prior to Amgen, Ms. Falberg served as Vice President, Chief Financial Officer and Treasurer of Applied Magnetics Corporation. From October 2001 to July 2002, she was a consultant to Inamed Corporation, a medical device company, and briefly served as its interim Chief Financial Officer. Ms. Falberg serves on the Board of Directors of Fresh Del Monte Produce Inc. She received her M.B.A. and B.A. in economics from the University of California, Los Angeles.
Information Regarding the Board of Directors and Certain Committees
      The Board of Directors held six meetings during 2004. No Director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he or she was a member during 2004. The Company expects each member of its Board of Directors to attend the Annual Meeting and all future meetings of stockholders. In 2004, nine members of the Company’s Board of Directors attended the annual meeting of stockholders. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Watkins and Dr. Rosen, is independent in accordance with applicable rules of The Nasdaq National Market. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.hgsi.com. A copy of the charter of the Audit Committee was annexed to the Company’s proxy statement for its 2003 annual meeting of stockholders.
      The Executive Committee, currently consisting of Drs. Karabelas and Link and Messrs. Lawlor, Watkins and Young, has the authority to act on most matters during the intervals between meetings of the Board of Directors. The Executive Committee held three meetings during 2004.

      The Audit Committee, currently consisting of Ms. Falberg, Mr. Lawlor and Dr. Link, provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the Board of Directors. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market and each meets the SEC criteria of an “audit committee financial expert.” The Audit Committee engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of the Company’s internal accounting controls and oversees the Company’s financial reporting process. The Audit Committee held ten meetings during 2004. A copy of the Audit Committee Report is included in this Proxy Statement on page 16.
      The Compensation Committee, currently consisting of Drs. Link and Karabelas and Ms. Atkins, determines all compensation paid or awarded to the Company’s executive officers and senior officers (those with the rank of vice president or above) and administers the Company’s 2000 Stock Incentive Plan, as amended, and Employee Stock Purchase Plan. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The Compensation Committee held nine meetings during 2004. A copy of the Compensation Committee Report on Executive Compensation is included in this Proxy Statement beginning on page 21.
      The Nominating and Corporate Governance Committee, currently consisting of Dr. Drews, Ms. Atkins and Mr. Danzig, is responsible for reviewing the Company’s corporate governance principles, proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board of Directors. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The Nasdaq National Market. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information. The Nominating and Corporate Governance Committee held three meetings during 2004.
Corporate Governance Guidelines
      During 2003, the Company reviewed its corporate governance policies and practices. This included comparing its existing policies and practices to policies and practices suggested by various groups and authorities active in corporate governance and the practices of other public companies. Based upon this review, the Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on the Company’s website at www.hgsi.com. The Company continued to monitor its corporate governance guidelines and, in 2004, adopted changes to comply with rules adopted by the Securities and Exchange Commission and The Nasdaq National Market and industry practice.
Code of Ethics and Business Conduct
      The Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on the Company’s website at www.hgsi.com. The Company requires all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Nominations Process
      The Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding values and standards of the Company. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to the Company and consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others and the willingness to assume the responsibilities required of a director of the Company. Each member of the Board of Directors must represent the interests of the stockholders of the Company. The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board.
      The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee nominated, and the Board of Directors appointed, Ms. Atkins and Mr. Young to the Board in September 2003, Ms. Falberg and Mr. Lawlor in March 2004 and Mr. Watkins in November 2004. The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates for the Board of Directors that are properly submitted in accordance with the Company’s by-laws. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.
Stockholder Communications with the Board of Directors
      Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to Human Genome Sciences, Inc., c/o Audit Committee Chair, 14200 Shady Grove Road, Rockville, Maryland 20850. These communications will not be screened by management prior to receipt by the Audit Committee Chair.

Identification of Executive Officers
      Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

Executive Officer	Age	Positions

Susan Bateson McKay	50	Ms. Bateson McKay is Senior Vice President, Human Resources, of the Company and has served at the Company since January 1997. Prior to joining the Company, Ms. Bateson McKay served as Director of Human Resources and Administration at Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P., from May 1994 to December 1996. From 1983 to 1994, Ms. Bateson McKay was employed by J.P. Morgan & Co., Incorporated and was appointed Vice President, Human Resources, in 1985. Ms. Bateson McKay holds a masters degree in Business Administration from New York University and a bachelors degree, cum laude, in Economics from Mount Holyoke College.

James H. Davis, Ph.D., J.D.	54	Dr. Davis is Executive Vice President, General Counsel and Secretary of the Company and has served at the Company since May 1997. From 1995 to 1997, Dr. Davis was Of Counsel to the Washington D.C. law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P. Prior to this time, Dr. Davis served in a number of capacities with an agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of Research and Development from 1990 to 1995, Secretary from 1990 to 1995 and a member of the Board of Directors from 1992 to 1995. Prior to joining Crop Genetics, Dr. Davis was a partner in the Washington, D.C. office of Weil, Gotshal & Manges. Dr. Davis holds a doctorate degree in Organic and Theoretical Chemistry from the California Institute of Technology and a law degree from the University of Virginia.

Steven C. Mayer	51	Mr. Mayer is Executive Vice President and Chief Financial Officer of the Company and has served at the Company since September 1996. From 1995 to 1996, Mr. Mayer was Vice President and Chief Financial Officer of GenVec, Inc., an early-stage gene therapy company. From 1991 to 1995, he served as Vice President (subsequently Senior Vice President) and Chief Financial Officer of TheraTech, Inc. Prior to joining TheraTech, Inc., Mr. Mayer was involved in the formation of Myriad Genetics and was Vice President and Chief Financial Officer of NPI, an agricultural biotechnology company. Mr. Mayer holds a masters degree in Business Administration from Stanford University.

Executive Officer	Age	Positions

David C. Stump, M.D.	55	Dr. Stump is Executive Vice President, Drug Development, and has served at the Company since November 1999. From October 1995 to October 1999, he served as Vice President, Clinical Research and Genentech Fellow at Genentech, Inc. Dr. Stump first joined Genentech in 1989 as Director, Clinical Research and leader of its thrombolytic therapy drug development program. Prior to joining Genentech he was Associate Professor of Medicine and Biochemistry at the University of Vermont. He received his medical degree at Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium. He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American Colleges of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He is the author of approximately 60 scientific publications.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected the firm of Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company’s independent registered public accounting firm.
      Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.
      The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP.
Audit Fees
      The fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2004 and 2003 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for 2004 and 2003 were $487,088 and $202,232, respectively. The fees for 2004 include $222,000 for services associated with compliance with the Sarbanes-Oxley Act of 2002.
Audit-Related Fees
      The fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the audit of the Company’s annual consolidated financial statements for 2004 and 2003 were $59,717 and $163,246, respectively.
Tax Fees
      The fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for 2004 and 2003 were $55,196 and $56,801, respectively.
All Other Fees
      In 2004 and 2003, Ernst & Young LLP did not bill the Company for any services other than those described above.
Pre-Approval of Non-Audit Services
      The Audit Committee has established a policy governing the Company’s use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtain the Audit Committee’s approval before such services are rendered.

Audit Committee Report
      The Audit Committee of the Board of Directors consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Ms. Falberg, Mr. Lawlor and Dr. Link. Each year, the Audit Committee selects, subject to stockholder ratification, the Company’s independent registered public accounting firm.
      Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to the Company’s financial reporting.
      Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.
      Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005, subject to stockholder ratification.

Audit Committee

Kathryn E. Falberg, Chair
Augustine Lawlor
Max Link, Ph.D.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Compensation of Directors
      In 2004, each director who was not an employee of the Company was eligible to receive a director’s fee of $25,000 per year and a fee ranging from $1,500 to $2,000 for participation in each meeting of the Board of Directors or meeting of a committee of the Board of Directors. Beginning in October 2004, the director fee for the Chairman of the Board was raised from $25,000 to $100,000. Directors who are also employees of the Company received no compensation for their services to the Company as directors.
      Effective May 20, 2004, each non-employee director is entitled to receive an automatic grant of options to purchase 25,000 shares of Common Stock on the date that such non-employee director is first elected or appointed. Each non-employee director is entitled to receive an automatic grant of options to purchase 16,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders. For 2004 only, in accordance with the terms of the Company’s Stock Incentive Plan, each non-employee director who was a director on January 1, 2004, and was reelected at the 2004 annual meeting of stockholders was entitled to receive an automatic grant of options to purchase 48,000 shares of Common Stock in lieu of the 16,000 shares referred to above, and each non-employee director who was first appointed after January 1, 2004, and was reelected at the 2004 annual meeting was not eligible to receive any additional option in 2004 beyond that director’s initial option grant. Prior to May 20, 2004 and beginning in 2000, each non-employee director was entitled to receive an automatic grant of options to purchase 48,000 shares of Common Stock on the date that such non-employee director was first elected or appointed or re-elected as a director.
      All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.
Executive Compensation
      The employees named in the following table were the Company’s Chief Executive Officer and the five highest-paid executive officers during 2004 (the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation
					Awards
				Other Annual		All Other
		Salary(1)	Bonus	Compensation(2)	Options(3)	Compensation(5)
Name and Principal Position	Year	($)	($)	($)	(#)	($)

H. Thomas Watkins	2004	62,500	—	—	1,250,000	—
Chief Executive Officer

Craig A. Rosen, Ph.D.	2004	402,000	300,000	—	50,000	3,250
President and	2003	390,000	200,850	—	185,000	2,025
Chief Scientific Officer	2002	389,038	195,000	—	230,000	2,750

David C. Stump, M.D.	2004	330,000	200,000	—	(4)	4,000
Executive Vice President	2003	315,000	132,000	—	100,000	3,500
	2002	314,231	120,000	—	115,000	3,000

James H. Davis, Ph.D., J.D.	2004	325,000	173,600	—	(4)	4,000
Executive Vice President	2003	315,000	123,600	—	100,000	3,000
	2002	314,231	120,000	—	115,000	2,750

Steven C. Mayer	2004	325,000	173,600	—	(4)	4,000
Executive Vice President	2003	315,000	123,600	—	100,000	3,500
	2002	314,231	120,000	—	115,000	2,750

William A. Haseltine, Ph.D.(6)	2004	519,500	—	—	(4)	2,663
Former Chief Executive Officer	2003	500,000	200,850	—	350,000	2,635
	2002	499,423	200,000	51,981	430,000	2,750

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Named Executive Officer, or (ii) $50,000. Included in the amount reported for Dr. Haseltine is $13,547 in imputed interest for 2002 on an interest-free loan, which was repaid in 2002. Also included in the amount reported for Dr. Haseltine in 2002 are $26,934 for car allowances and $11,500 representing premiums paid under the Company’s supplemental disability insurance program for senior executives.

(3)	The Company has awarded no Stock Appreciation Rights.

(4)	In connection with a stock option exchange program in effect during 2004, the Company made no long-term compensation awards to these Named Executive Officers or to employees participating in the exchange program. Option grants were made on January 17, 2005 to these Named Executive Officers and to employees participating in the exchange program.

(5)	The amounts reported represent the Company’s contributions to the Named Executive Officer’s account under its 401(k) Plan.

(6)	Dr. Haseltine resigned as Chief Executive Officer and Chairman of the Board of the Company effective October 17, 2004.
      The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company’s Common Stock granted in 2004.
OPTIONS GRANTED IN 2004

					Potential realizable
	Individual Grants				value at assumed
					annual rates of stock
		Percent of total			price appreciation
		options granted	Exercise price		for option term(1)
	Options	to all employees	per share	Expiration
Name	(#)	in fiscal year	($)	date	5%($)	10%($)

H. Thomas Watkins	1,250,000	49.6%	10.47	11/21/2014	8,230,658	20,858,104
Craig A. Rosen, Ph.D.	50,000	2.0%	12.63	9/16/2014	397,147	1,006,448
David C. Stump, M.D.	(2)	—	—	—	—	—
James H. Davis, Ph.D., J.D.	(2)	—	—	—	—	—
Steven C. Mayer	(2)	—	—	—	—	—
William A. Haseltine, Ph.D.	(2)	—	—	—	—	—

(1)	The assumed annual rates of stock price appreciation of 5% and 10% over ten years are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock.

(2)	In connection with a stock option exchange program in effect during 2004, the Company made no long-term compensation awards to these Named Executive Officers or to employees participating in the exchange program. Option grants were made on January 17, 2005 to these Named Executive Officers and to employees participating in the exchange program.

      The following table sets forth information with respect to option exercises by and year-end values during 2004 for the Named Executive Officers.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND OPTION VALUES AT END OF FISCAL YEAR

			Number of unexercised		Value of unexercised
			options at fiscal		in-the-money options at
	Shares		year-end(#)		fiscal year-end($)(1)
	acquired on	Value
Name	exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

H. Thomas Watkins	—	—	—	1,250,000	—	1,937,500
Craig A. Rosen, Ph.D.	25,000	195,659	1,775,596	374,344	3,573,348	307,426
David C. Stump, M.D.	—	—	882,624	167,800	153,222	153,713
James H. Davis, Ph.D., J.D.	—	—	1,164,200	167,800	3,184,468	153,713
Steven C. Mayer	—	—	1,090,436	167,800	3,009,697	153,713
William A. Haseltine, Ph.D.	—	—	4,190,000	—	5,026,870	—

(1)	Value is based on the difference between the stock option exercise price and the closing price of the Company’s Common Stock on The Nasdaq National Market on December 31, 2004 of $12.02 per share.
EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2004.

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights(1)	warrants and rights	reflected in first column)(1)

Equity compensation plans approved by security holders	23,473,913	$20.90	16,753,085
Equity compensation plans not approved by security holders	—	—	—
Total	23,473,913		16,753,085

(1)	Represents shares of the Company’s Common Stock issuable in connection with such equity compensation plans.
Employment Agreements, Termination of Employment and Change in Control Arrangements
      In November 2004, the Company entered into an employment agreement with Mr. Watkins in which Mr. Watkins agreed to serve as Chief Executive Officer of the Company. The employment agreement is for an initial two-year period and automatic one-year periods thereafter unless terminated by either party prior to the end of the applicable period. Mr. Watkins is entitled to an annual base salary as determined by the Board of Directors ($650,000 as of January 1, 2005) and an annual bonus as determined by the Board of Directors, with a minimum guaranteed annual bonus of $325,000 for fiscal year 2005. Mr. Watkins is also entitled to receive grants of stock options or other equity-based awards as determined by the Board of Directors and a monthly car allowance. If the Company terminates Mr. Watkins’ employment agreement without cause or chooses to not renew the employment agreement, or if Mr. Watkins terminates the employment agreement with good reason, upon such termination or non-

renewal, Mr. Watkins will be entitled to receive 24 months’ base salary and a pro rata share of his yearly bonus.
      In May 2004, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as President and Chief Operating Officer of the Company. Since February 2005, he has served as President and Chief Scientific Officer. The employment agreement is for an initial one-year period and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable period. Dr. Rosen is entitled to an annual base salary as determined by the Board of Directors ($430,000 as of January 1, 2005), and an annual bonus as determined by the Board of Directors, with a minimum guaranteed annual bonus of 10% of Dr. Rosen’s base salary. Dr. Rosen is also entitled to receive grants of stock options or other equity-based awards as determined by the Board of Directors and a monthly car allowance. The Company may terminate Dr. Rosen’s employment agreement without cause and Dr. Rosen may terminate the employment agreement with good reason, and upon such termination, Dr. Rosen will be entitled to receive 18 months’ base salary and a pro rata share of his yearly bonus.
      In September 1999, the Company entered into an employment agreement with Dr. Stump in which Dr. Stump agreed to serve as Senior Vice President, Drug Development of the Company, effective November 1999. Since 2003, he has served as Executive Vice President, Drug Development. Dr. Stump is entitled to an annual base salary, as determined by the Board of Directors ($360,000 as of January 1, 2005) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Dr. Stump will be entitled to receive his base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.
      In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Since 2003, he has served as Executive Vice President, General Counsel and Secretary. Dr. Davis is entitled to an annual base salary, as determined by the Board of Directors ($336,000 as of January 1, 2005) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Dr. Davis will be entitled to receive his base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.
      In August 1996, the Company entered into an employment agreement with Mr. Mayer in which Mr. Mayer agreed to serve as Senior Vice President and Chief Financial Officer of the Company. Since 2003, he has served as Executive Vice President and Chief Financial Officer. Mr. Mayer is entitled to an annual base salary, as determined by the Board of Directors ($336,000 as of January 1, 2005) and an annual bonus as determined by the Board of Directors. Upon termination without cause, Mr. Mayer will be entitled to receive his base salary until the earlier of (1) 12 months after termination of employment or (2) commencement of other regular full-time employment.
      In July 1998, the Company established a Key Executive Severance Plan for the Chief Executive Officer, the President and other key employees of the Company, and pursuant to that plan, the Company entered into agreements with the Named Executive Officers. The agreements provide that in the event the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case within 18 months of a Change in Control of the Company (as defined in the Key Executive Severance Plan), the Company shall make a cash payment to the executive equal to 1.5 times the sum of the executive’s annual salary plus bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of eighteen months (twenty-four months in the case of the Chief Executive Officer) at the same rates applicable to the executive during the executive’s employment. In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option grants will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive’s employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.
      In March 2004, the Company entered into a retirement agreement with Dr. Haseltine, which provided for his retirement from the Company on the earlier of October 17, 2004 or the date that a new Chief Executive Officer is elected by the Board of Directors. Under the retirement agreement, Dr. Haseltine is entitled to receive his current annual base salary and comparable medical insurance coverage for a period of 24 months following his retirement date, which was October 17, 2004. The retirement agreement also provides that all of Dr. Haseltine’s outstanding options to purchase common stock of the Company became vested and exercisable on his retirement date and shall remain vested and exercisable for the lessor of the full term of the options or 66 months following the retirement date. Pursuant to the retirement agreement and as of the retirement date, Dr. Haseltine’s employment agreement with the Company terminated, as did any rights and benefits to which he would otherwise have been entitled under the Company’s Key Executive Severance Plan.
      In December 2004, the Company entered into Executive Agreements with Mr. Mayer and Drs. Davis and Stump. Each Executive Agreement provides that in the event the respective executive’s employment is terminated by the Company without cause or terminated by the executive for cause, the Company shall pay to the executive all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. The Company shall continue to pay the executive’s base salary for a period of 12 months and the Company shall also pay to the executive a pro-rata bonus payment based on the bonus earned the prior fiscal year. The executive will be entitled to continue to participate in the Company’s group medical, dental, life and disability programs for a period of 12 months at the Company’s sole expense; provided that the executive is not then eligible to participate in a group health plan of another entity. The executive shall have 12 months from the date of his or her termination to exercise all vested stock options outstanding upon the date of termination, but in no event may the executive or his or her estate exercise any stock option beyond its term stated in the applicable award agreement.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Compensation Committee is a current or former officer or employee of the Company.
Compensation Committee Report on Executive Compensation
      The Compensation Committee of the Board of Directors consists entirely of non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock incentive programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the Company’s other executive officers based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other pharmaceutical and biotechnology companies.
      The Compensation Committee’s goals with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service.
      The Compensation Committee retains a leading executive compensation consultant to provide industry-specific competitive intelligence and advice about executive compensation program design and competitive compensation levels.

      The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus, and (3) stock options.
      Base Salary. Salaries for 2005 were set based on the above factors and after review of industry comparables and discussion with a leading compensation consultant.
      The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s vision and mission over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries such as the pharmaceutical and biotechnology industries.
      Cash Bonus. Bonuses are awarded for accomplishments during the prior year. Bonuses are determined by the Compensation Committee with advice from Company management, based upon the Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the Compensation Committee. In determining bonuses for 2004, the Compensation Committee considered, in addition to the individualized goals, management’s response to rapidly changing business conditions in the pharmaceutical and biotechnology industry and the leadership transition within the Company, expense reductions to conserve capital, progress in conducting clinical trials of current drug candidates, and prioritization of work on new and current drug candidates.
      Stock Options. Stock options are a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. Options are generally granted to all regular full-time and part-time employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, scope of responsibility and the executive officer’s achievement of individual pre-established goals. In addition, the Company makes a grant of stock options when an executive officer joins the Company. Options are granted at no less than 100% of the fair market value on the date of grant. The Company generally awards options to officers at regular intervals based on performance and the importance of that person’s continued service, but other awards may be made as well. The Company’s stock option plans also provide for option grants to members of the Board. Options granted to employees generally vest over periods ranging from two to four years after grant.
      Executive officers other than the Chief Executive Officer received no options for shares in 2004 due to the postponement of the Company’s annual grants for performance to January 2005 following the July 13, 2004 Stock Option Exchange Program for all employees below the executive officer level.
      Chief Executive Officer’s Compensation. The Board of Directors hired Mr. Watkins effective November 22, 2004. Mr. Watkins’ base salary was set at $650,000 per year for 2005 and he received a grant of 1,250,000 stock options upon joining the Company. The Compensation Committee determined Mr. Watkins’ base salary, stock option grant, and bonus target after considering a variety of factors, including Mr. Watkins’ knowledge, experience and accomplishments, his level of responsibility within the Company, industry surveys, and the counsel provided by the leading executive compensation consultant retained by the Committee.

      Compensation Deduction Limit. The Compensation Committee has considered the $1 million limit for federal income tax purposes on deductible executive compensation that is not performance-based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

Compensation Committee

Max Link, Ph.D., Chair
Betsy Atkins
Jerry Karabelas, Ph.D.

Performance Graph
      As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company’s Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the “TRI”) and the Nasdaq Pharmaceutical Index (the “NPI”). The comparison assumes $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends, if any.

ADDITIONAL INFORMATION
Compliance with Section 16(a) of the Exchange Act
      Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that all ownership reports were timely filed during 2004.

Other Matters
      The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.
      THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY’S STOCKHOLDERS OF RECORD ON APRIL 11, 2005, AND TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY’S OFFICES, 14200 SHADY GROVE ROAD, ROCKVILLE, MARYLAND 20850, ATTENTION: INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP. THE COMPANY’S FILINGS WITH THE SEC ARE AVAILABLE WITHOUT CHARGE ON THE COMPANY’S WEBSITE: WWW.HGSI.COM AS SOON AS REASONABLY PRACTICABLE AFTER FILING.
Proposals for the 2006 Annual Meeting
      The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 annual meeting of stockholders is December 22, 2005. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.
      The deadline for submission of stockholder proposals to be presented at the 2006 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 26, 2006. Any such proposal received by the Company’s principal executive offices in Rockville, Maryland after such date may be considered untimely and excluded. If such proposal is presented at the 2006 annual meeting of stockholders, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

By Order of the Board of Directors,

James H. Davis, Secretary
April 26, 2005
      THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

C/O AMERICAN STOCK TRANSFER
& TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions provided.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Human Genome Sciences, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides to you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Human Genome Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HUMAN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMAN GENOME SCIENCES, INC.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE
NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR”
PROPOSAL 2.
1.	To elect 2 directors.
	Nominees:	01) Max Link, Ph.D.
02) Craig A. Rosen, Ph.D.

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	0	0	0

3.	To act upon such other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	0	0

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date

For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee’s number on the line below.

0	0	0

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees and “FOR” proposal 2.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States. (If you submit your proxy by telephone or Internet, do not return your proxy card.)

Note: Please sign exactly as your name appears hereon. If the shares are in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.

Signature (Joint Owners)	Date

Annual Meeting of Stockholders

HUMAN GENOME SCIENCES, INC.

May 25, 2005

Please date, sign and mail your proxy card back as soon as possible or submit your proxy by telephone or Internet.
If you submit your proxy by telephone or Internet, do not return your proxy card.

*  *  *

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Human Genome Sciences, Inc.’s Proxy Statement, Annual Report 10-K Wrap and Form 10-K are available electronically. As an alternative to receiving printed copies of these materials in future years, you may decide to receive or access them electronically. By signing up for electronic delivery, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You also can reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help reduce our printing and mailing costs.

To sign up for electronic delivery, please vote using the Internet, and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years and provide your email address. If you have any questions about electronic delivery, please contact Human Genome Sciences’ Investor Relations Department at (301) 610-5800 or at Investor_Relations@hgsi.com.

HUMAN GENOME SCIENCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2005

      The undersigned hereby appoints H. THOMAS WATKINS and JAMES H. DAVIS, Ph.D., J.D., and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the “Company”) to be held at the University System of Maryland - Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, MD 20850 on May 25, 2005 at 9:30 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the following matters, and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” THE OTHER PROPOSAL.

(Continued on other side)